Exhibit 23


                    Consent of Independent Public Accountants
                    -----------------------------------------


        As independent public accountants, we hereby consent to the incorporation by reference of our reports dated May 7, 1996 included in or incorporated by reference into Thermo Remediation Inc.'s Annual Report on Form 10-K for the year ended March 30, 1996 and into the Company's previously filed Registration Statements as follows: Registration Statement No, 33-92030 on Form S-3, Registration Statement No. 33-92058 on Form S-8, Registration Statement No. 33-85368 on Form S-8, Registration Statement No. 33-85370 on Form S-8, Registration Statement No. 33-85374 on Form S-8, Registration Statement No. 33-85372 on Form S-8, Registration Statement No. 333-00062 on Form S-3, Registration Statement No. 33-80747 on Form S-8, Registration Statement No. 33-80515 on Form S-8, Registration Statement No. 33-81226 on Form S-3, Registration Statement No. 33-80458 on Form S-3, and Registration Statement No. 33-77818 on Form S-3.



                                           Arthur Andersen LLP



   Boston, Massachusetts
   May 31, 1996